Immunic Therapeutics
Targeting COVID-19 with IMU-838

NASDAQ: IMUX | July 8, 2020 | Digital Novel Coronavirus Investment Forum

Cautionary Note Regarding Forward-Looking Statements

→ This presentation contains "forward-looking statements" that involve substantial risks and uncertainties for purposes of the safe harbor provided by the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, included in this presentation regarding strategy, future operations, future financial position, future revenue, projected expenses, prospects, plans and objectives of management are forward-looking statements. Examples of such statements include, but are not limited to, statements relating to Immunic's three development programs and the targeted diseases; the potential for IMU-838 to safely and effectively target diseases; preclinical and clinical data for IMU-838; the timing of current and future clinical trials; the potential for IMU-838 as a treatment for severe acute respiratory syndrome coronavirus 2 (SARS-CoV-2) infections associated with coronavirus disease 2019 (COVID-19) and any clinical trials, collaborations and approvals relating to such potential treatment; the nature, strategy and focus of the Company; and the development and commercial potential of any product candidates of the Company. Immunic may not actually achieve the plans, carry out the intentions or meet the expectations or projections disclosed in the forward-looking statements and you should not place undue reliance on these forward-looking statements. Such statements are based on management's current expectations and involve risks and uncertainties. Actual results and performance could differ materially from those projected in the forward-looking statements as a result of many factors, including, without limitation, the COVID-19 pandemic, risks and uncertainties associated with the ability to project future cash utilization and reserves needed for contingent future liabilities and business operations, the availability of sufficient resources to meet business objectives and operational requirements, the fact that the results of earlier studies and trials may not be predictive of future clinical trial results, the protection and market exclusivity provided by Immunic's intellectual property, risks related to the drug development and the regulatory approval process and the impact of competitive products and technological changes.

→ A further list and descriptions of these risks, uncertainties and other factors can be found in the section captioned "Risk Factors," in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed with the Securities and Exchange Commission ("SEC") on March 16, 2020, the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, filed with the SEC on May 8, 2020, and in the Company's subsequent filings with the Securities and Exchange Commission. Copies of these filings are available online at www.sec.gov or ir.immunic-therapeutics.com/sec-filings and on request from Immunic.

→ Any forward-looking statement made in this presentation speaks only as of the date of this presentation. Immunic disclaims any intent or obligation to update these forward-looking statements to reflect events or circumstances that exist after the date on which they were made. Immunic expressly disclaims all liability in respect to actions taken or not taken based on any or all the contents of this presentation.

Development Pipeline

Program	Indication	Target	Preclinical	Phase 1	Phase 2	Phase 3
IMU-838	Multiple Sclerosis	DHODH				
	Ulcerative Colitis	DHODH				
	Crohn's Disease	DHODH				
	PSC	DHODH				Investigator-Sponsored Trial performed at Mayo Clinic / NIH
	COVID-19	DHODH				
IMU-935	Psoriasis	RORγt				
	Orphan AI Diseases	RORγt				
IMU-856	GI	Intestinal Barrier Function				

■ Completed or ongoing ■ In preparation or planned ◆ Top-line data from the phase 2 trial of IMU-838 in relapsing-remitting multiple sclerosis is expected to be available in the first half of August 2020

IMU-838: Triple Attack on COVID-19

IMU-838 is an advanced clinical drug candidate with attractive pharmacokinetic, safety and tolerability profile with more than **650 individuals exposed to date**



IMU-838 attacks COVID-19 disease by three complementary mechanisms:

1. Inhibition of **virus replication** by depletion of nucleotide pool

2. Insufficient first immune response due to SARS-CoV-2 encoded interferon antagonists
   Induction of **innate immune response** by DHODH inhibition independent of interferon signaling

3. Excessive activation of adaptive immune response – "cytokine storm"
   Inhibition of "overreacting", **cytokine high** producing immune cells

Immunic THERAPEUTICS

Thank you!

Immunic, Inc.

1200 Ave of the Americas, Suite 200
New York, NY 10036
USA



Hella Kohlhof, Ph.D.

Chief Scientific Officer

Phone: +49 89 2080 477 03

Email: hella.kohlhof@imux.com